Exhibit 99.1

Kadmon Announces Appointment of Cynthia Schwalm to Board of Directors

NEW YORK, January 23, 2019  – Kadmon Holdings, Inc. (NYSE: KDMN) today announced the appointment of Cynthia Schwalm to its Board of Directors. Ms. Schwalm has extensive pharmaceutical industry experience, having held management roles at Johnson & Johnson, Amgen and Eisai, and most recently served as President and CEO of Ipsen North America.

“Cynthia is an accomplished pharmaceutical executive who brings strong cross-functional operational and commercialization expertise to Kadmon,” said Harlan W. Waksal, M.D., President and CEO at Kadmon. “Cynthia has a demonstrated track record of cultivating successful businesses and implementing tactical changes to drive transformative growth. We are pleased to welcome Cynthia and believe that her fresh perspectives, combined with the experience of our Board and senior management team, will augment Kadmon’s capabilities, board leadership and guidance to bring promising new therapies to market.”

Ms. Schwalm currently serves as the Owner of EIR Advisory LLC, a healthcare-focused strategic partnership and investment company, and as a member of the board of directors at G1 Therapeutics and Caladrius Biosciences. Ms. Schwalm served as President and CEO of Ipsen Biopharmaceuticals North America from 2014 through 2017. Prior to joining Ipsen, Ms. Schwalm spent two years in various acting COO and C-suite consulting roles for emerging biotechnology and pharmaceutical companies. Prior to these roles, Ms. Schwalm served as President of Eisai Pharmaceuticals from 2008 to 2010, and as Executive Director from 2003 to 2005 and Vice President from 2005 to 2008 at Amgen, where she ran their oncology business. From 1985 to 2003, Ms. Schwalm held multiple commercial roles, domestically and internationally, at Johnson & Johnson. Ms. Schwalm started her career in oncology and critical care nursing. Ms. Schwalm received her MBA from the Wharton School of the University of Pennsylvania and her B.S.N. from the University of Delaware. Ms. Schwalm is a member of the National Association of Corporate Directors.

About Kadmon Holdings, Inc.

Kadmon Holdings, Inc. is a fully integrated biopharmaceutical company developing innovative product candidates for significant unmet medical needs. Our product pipeline is focused on inflammatory and fibrotic diseases.

Forward Looking Statements

This press release contains forward-looking statements. Such statements may be preceded by the words “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “targets,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. Forward-looking statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We believe that these factors include, but are not limited to, (i) the initiation, timing, progress and results of our preclinical studies and clinical trials, and our research and development programs; (ii) our ability to advance product candidates into, and successfully complete, clinical trials; (iii) our reliance on the success of our product candidates; (iv) the timing or likelihood of regulatory filings and approvals; (v) our ability to expand our sales and marketing capabilities; (vi) the commercialization of our product candidates, if approved; (vii) the pricing and reimbursement of our product candidates, if approved; (viii) the implementation of our business model, strategic plans for our business, product candidates and technology; (ix) the scope of protection we are able to establish and maintain for intellectual property rights covering our product candidates and technology; (x) our ability to operate our business without infringing the intellectual property rights and proprietary technology of third parties; (xi) costs associated with defending intellectual property infringement, product liability and other claims; (xii) regulatory developments in the United States, Europe and other jurisdictions; (xiii) estimates of our expenses, future revenues, capital requirements and our needs for additional financing; (xiv) the potential benefits of strategic collaboration agreements and our ability to enter into strategic arrangements; (xv) our ability to maintain and establish collaborations or obtain additional grant funding; (xvi) the rate and degree of market acceptance of our product candidates; (xvii) developments relating to our competitors and our industry, including competing therapies; (xviii) our ability to effectively manage our anticipated growth; (xix) our ability to attract and retain qualified employees and key personnel; (xx) our ability to achieve cost savings and other benefits from our efforts to streamline our operations and to not harm our business with such efforts; (xxi) the use of proceeds from our recent public offerings; (xxii) the potential benefits of any of our product candidates being granted orphan drug designation;  (xxiii) the future trading price of the shares of our common stock and impact of securities analysts’ reports on these prices; and/or (xxiv) other risks and uncertainties. More detailed information about Kadmon and the risk factors that may affect the realization of forward-looking statements is set forth in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and the Company’s Quarterly Report on Form 10-Q filed pursuant to Section 13 of the Securities Exchange Act of 1934, as amended, with the SEC on November 9, 2018. Investors and security holders are urged to read these documents free of charge on the SEC’s website at www.sec.gov. The Company assumes no obligation to publicly update or revise its forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Ellen Cavaleri, Investor Relations

646.490.2989

ellen.cavaleri@kadmon.com